UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

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☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting material Pursuant to Rule 14a-12

MEDIA GENERAL, INC.

(Name of Registrant as Specified In Its Charter)

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 10, 2008, Harbinger Capital Partners issued a press release in connection with the upcoming 2008 annual meeting of stockholders of Media General, Inc. A copy of the April 10, 2008 press release is attached hereto as Exhibit 1.

Exhibit 1

CONFIDENTIAL

FOR IMMEDIATE RELEASE

Harbinger Comments on Recent Media General Statements

New York, April 10, 2008 – Harbinger Capital Partners today released the following statement from Joseph Cleverdon, Vice President and Director of Investments, regarding Media General’s (NYSE: MEG) presentation filed with the Securities and Exchange Commission (SEC) on April 8, 2008:

“We are disappointed with the cavalier attitude Media General has taken toward creating stockholder value, as evidenced by their presentation filed with the SEC on April 8, 2008. We believe their presentation demonstrates the disregard Media General has for its relationship with its stockholders. In contrast to the presentation we filed with the SEC on April 1, 2008, Media General's filing failed to address the detailed analyses and critique we made public that demonstrate Media General’s consistent poor performance and strategic missteps. Instead of providing a financial and operational analysis and a clear strategic plan to rebuild shareholder value, the company chose to defend its failures by offering stockholders a collection of scattered, unsubstantiated points and unwarranted attacks on our experienced nominees that serve only to distract from the core issues.

“We are confident that stockholders who have suffered through Media General’s extremely poor stock and operational performance will see through this misguided, desperate ploy and will support our qualified nominees. Our nominees bring experience, judgment, independence and accountability to Media General and will work with the other directors to address the challenges the company is facing. As stockholders, we deserve better – and it’s time for change.”

Harbinger encourages all stockholders to vote the GREEN proxy card at the Media General upcoming annual stockholder’s meeting scheduled for April 24, 2008.

On March 19, 2008, Harbinger filed a definitive proxy statement with the SEC to solicit proxies in connection with the 2008 Annual Meeting of stockholders of Media General, Inc. to be held on April 24, 2008. Company stockholders are encouraged to read the definitive proxy statement and other proxy materials relating to the 2008 Annual Meeting because they contain important information, including a description of who may be deemed to be “participants” in the solicitation of proxies and the direct or indirect interests, by security holdings or otherwise, of the participants in the solicitation. Such proxy materials are available at no charge on the SEC’s website at http//www.sec.gov. In addition, stockholders may also obtain a free copy of the definitive proxy statement and other proxy materials by contacting our proxy solicitors, Innisfree M&A Incorporated, toll free at (888) 750-5834.

Contacts:

Edelman on behalf of Harbinger

Chris A. Mittendorf  (212) 704–8134
christopher.mittendorf@edelman.com

John Dillard  (212) 704–8174
john.dillard@edelman.com